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                           AMENDMENT NUMBER ONE TO THE
                      SENIOR EXECUTIVE SEVERANCE AGREEMENT

     Pursuant to the power reserved in Section 12 of the Senior Executive Severance Agreement ("Agreement") made and entered into between Stock Yards Bank and Trust Company, a Kentucky banking corporation ("Bank"), AND DAVID H. BROOKS ("Executive"), the Bank and the Executive hereby amend the Agreement, effective this 27TH day of February, 1997, as follows:

                                    Section 1

     By amending Section 1, DEFINITIONS, to revise the definition of "CHANGE OF CONTROL" to read as follows:

     A "CHANGE IN CONTROL" of SY Bancorp shall be deemed to have occurred if:

     (i) any Person (as defined in this definition) is or becomes the Beneficial Owner (as defined in this definition) of securities of SY Bancorp representing 20% or more of the combined voting power of SY Bancorp's then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of April 26, 1995 or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from SY Bancorp);

     (ii) during any period of two consecutive years beginning after April 26, 1995, individuals who at the beginning of such period constitute the Board of Directors of SY Bancorp and any new director (other than a director designated by a person who has entered into an agreement with SY Bancorp to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board of Directors of SY Bancorp;

     (iii) the shareholders of SY Bancorp approve a merger or consolidation of SY Bancorp with any other corporation (other than a merger or consolidation which would result in the voting securities of SY Bancorp outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination

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     with voting securities of SY Bancorp or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of SY Bancorp or such surviving entity or of any subsidiary of SY Bancorp or such surviving entity, at least 80% of the combined voting power of the securities of SY Bancorp or such surviving entity outstanding immediately after such merger or consolidation); or

     (iv) the shareholders of SY Bancorp approve a plan of complete liquidation or dissolution of SY Bancorp or an agreement for the sale or disposition by SY Bancorp of all or substantially all of SY Bancorp's assets.

     (v) For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) SY Bancorp, any subsidiary or any other Person controlled by SY Bancorp, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of SY Bancorp or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of SY Bancorp in substantially the same proportions as their ownership of securities of SY Bancorp.

     (vi) For purposes of the definition of Change in Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Securities Exchange Act of 1934,


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     as amended (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                                    Section 2

     By amending Section 1, DEFINITIONS, to revise the preamble to definition of "FORCED RESIGNATION" to read as follows:

     "FORCED RESIGNATION" means a resignation at the Executive's initiative following a Change in Control and the occurrence of any of the following triggering events, provided such resignation occurs within twelve (12) months after a triggering event or, if earlier, within thirty-six (36) months after a Change in Control:

                                    Section 3

     By amending Section 1, DEFINITIONS, to add a definition of the term "Acquisition Transaction" to read as follows:

          "ACQUISITION TRANSACTION" shall be deemed to have taken place if the shareholders of SY Bancorp approve (a) a merger or consolidation of SY Bancorp with any other corporation, other than a merger or consolidation which would result in the voting securities of SY Bancorp which are outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation) at least 80% of the voting securities of SY Bancorp or such surviving entity outstanding immediately after such merger or consolidation or (b) a plan of complete liquidation or dissolution of SY Bancorp or an agreement for the sale or disposition by SY Bancorp of all or substantially all of SY Bancorp's assets.

                                    Section 4

     By amending Section 2 to renumber the existing language in Section 2 as
Section 2(b) and to add a new Section 2(a) to read as follows:

          (a)(i) SEVERANCE PAYMENT UPON INVOLUNTARY TERMINATION PRIOR TO ACQUISITION TRANSACTION. Except as set forth in Section 2(a)(ii), if the Executive's employment with the Bank is involuntarily terminated by the Board of Directors of the Bank during the Term and within a twelve month period beginning on the later of


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          the date the Board of Directors approves the going forward of discussions with a potential buyer or buyers for SY Bancorp or the Bank or the date the Executive has expressed the Executive's written opposition to such sale or potential sale of SY Bancorp or the Bank to the Board of Directors, the Bank shall pay the Executive (A) his full salary through the date of such termination, which termination shall not be effective until the later of the effective date set forth in the Notice of Termination or two weeks following written notice to the Executive, and (B) the Severance Payment described in this Section 2(a)(i). On the effective date of an Acquisition Transaction which results from such discussions, the Bank shall pay to the Executive a severance payment equal to 299 percent of the Executive's Base Amount (the "Severance Payment"). The Severance Payment under this Section 2(a)(i) shall be payable to the Executive in a lump sum, in immediately available funds, and shall be subject to any applicable payroll or other taxes required to be withheld. Such Severance Payment shall be in lieu of any other severance payment provided for by the Bank in accordance with its standard of practice and operations for Executive at the time of payment of this Severance Payment.

          (a)(ii) FORFEITURE OF SEVERANCE PAYMENT. No payment shall be made under Section 2(a)(i) to the Executive if (A) the Executive voluntarily divulges or otherwise discloses, directly or indirectly, any trade secrets or other confidential information concerning the business, policies, or sale or potential sale of SY Bancorp or the Bank which is not lawfully attainable from public sources, unless such disclosure is required by law or authorized by the Bank, (B) the Executive is involuntarily terminated by the Bank for Cause, (C) the Executive is terminated due to death, Retirement or Permanent Disability, or (D) the Executive fails to fulfill the Executive's responsibilities as an officer and/or director of the Bank and SY Bancorp during the period after the above-mentioned Board of Director's approval and while the Executive remains employed by the Bank; provided, however, following public announcement by the Bank or SY Bancorp of an Acquisition Transaction or proposed Acquisition Transaction, the Executive shall not be deemed to have breached his responsibilities as an officer or director of the Bank and SY Bancorp and thereby to have forfeited his entitlement to the severance payment described in Section 2(a)(i) above if he expresses publicly his opposition to such transaction or proposed transaction, solicits votes or proxies from shareholders of SY Bancorp against the transaction or


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          otherwise solicits or encourages others to oppose such transaction.

                                    Section 5

     By amending the new Section 2(b) to read as follows:

     (b) SEVERANCE PAYMENT UPON TERMINATION FOLLOWING CHANGE IN CONTROL. During the Term, if the Executive's employment with the Bank terminates (either at the initiative of the Bank or the Executive) within thirty-six (36) months after a Change in Control for any reason whatsoever other than for Cause or as a result of the Executive's death, Retirement, or Permanent Disability, the Bank shall pay the Executive his full salary through the date of such termination, which termination shall not be effective until the later of two (2) weeks following written notice thereof to the Executive or the effective date set forth in the notice of termination. In addition, for a termination at the initiative of the Executive (other than a Forced Resignation) that occurs within twenty-four (24) months after a Change in Control, the Bank shall pay the Severance Payment to the Executive as of the effective date of such termination. For a termination at the initiative of the Executive (other than a Forced Resignation) that occurs more than twenty-four (24) months but less than thirty-six (36) months after a Change in Control, the Bank shall pay the Executive as of the effective date of such termination 2/3 of the Severance Payment. For a termination at the Bank's initiative (other than for Cause) that occurs within thirty-six (36) months after a Change in Control or for a Forced Resignation, the Bank shall pay the Severance Payment to the Executive as of the effective date of such termination. Notwithstanding any provision to the contrary, in no event shall any Severance Payment (or portion thereof) be paid to the Executive if the Executive's employment is terminated for Cause or as a result of the Executive's death, Retirement, or Permanent Disability. Further, the Severance Payment (or portion thereof) shall be payable to the Executive in a lump sum, in immediately available funds, on the date the Executive's termination is effective, and shall be subject to any applicable payroll or other taxes required to be withheld. The Severance Payment shall be in lieu of any other severance payment provided for by the Bank in accordance with its standard of practice and operations for Executive at the time of payment of the Severance Payment.

                                    Section 6

     By amending Section 2 to add a new Section 2(c) to read as follows:


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          (c) NON-DUPLICATION OF PAYMENTS. In no event shall the Executive receive a payment under both Sections 2(a) and 2(b), and to the extent the Executive satisfies the conditions for payment under both such sections, the Bank shall pay to the Executive the payment computed under whichever section results in the largest payment to the Executive.

                                    Section 7

     By amending Section 3(a), ACCRUED VACATION AND SICK PAY, to read as follows:

          The Executive shall be entitled to receive, in accordance with the Bank's standard employment policies in effect as of the date of this Agreement (or such more favorable policies as exist on the date of such termination), payment for any vacation and sick days which have accrued for the year in which the termination occurs but have not yet been paid to the Executive.

                                    Section 8

     By amending Section 4(a) to delete the second sentence of such section, which prior to its deletion read as follows:

          (Should the Bank determine that the payment of (a) a Severance Payment equal to 299% of the Base Amount, plus (b) the payments provided for in Section 3 hereof, plus (c) any other payments under this Agreement, plus (d) any other payments payable to the Executive as a result of his severance, cause the total of all such payments to constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, then the Bank shall have the right to reduce the Severance Payment to the highest amount payable to the Executive which does not cause the total of all such payments to constitute a "parachute payment".

                                    Section 9

     By amending Section 7 to replace the phrase "Section 6" with "Section 7" wherever such phrase appears in such section, to add the words "as amended" after the phrase "Internal Revenue Code of 1986" each time such phrase appears in such section, and to add the following sentence at the end of Section 7:

          For purposes of the preceding sentence, to the extent the payments made under this Agreement, together with other payments made by SY Bancorp or the Bank to the Executive, cause the total of all such payments to result in an "excess parachute payment" under Section


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          280G of the Internal Revenue Code of 1986, as amended, an ordering rule shall apply whereby the payments under this Agreement shall be deemed the "excess parachute payment"; provided, however, in no event shall the amount which is deemed to be the "excess parachute payment" for purposes of the indemnification under this Section 7 exceed the actual "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, resulting from payments made to the Executive by SY Bancorp or the Bank.

     IN WITNESS WHEREOF, the parties have executed this Amendment Number One as of the day and year first above written.

                                        STOCK YARDS BANK AND TRUST COMPANY

                                        By: /s/Henry A. Meyer
                                            -----------------

                                        Title: Vice Chairman
                                               -------------

                                        /s/David H. Brooks
                                        ------------------
                                        Executive


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